EXHIBIT 99.1

Cogent to Collaborate in Japan with Nissin Systems, Freescale Semiconductor to build Machine to Real-Time Cloud platform

Toronto, Ontario, April 2, 2013 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTC.BB:SKKY), a leader in real-time cloud information systems, is pleased to announce that its subsidiary, Cogent Real-Time Systems Inc. (“Cogent”), through its sales partner, Nissin Systems Co., Ltd. (“Nissin”) is collaborating in Japan with Freescale Semiconductor, Inc., Ubiquitous Computing Technology Corporation and IAR Systems Group AB to provide a M2RC (Machine to Real-Time Cloud) platform that will operate on ARM Cortex™-M4 processors and μT-Kernel.  As part of the platform offering to clients, Cogent’s DataHub® Webview™ will provide data connectivity and visualization over the cloud.

President Paul Thomas stated, “We are excited to see the adoption of our middleware and cloud-based real-time data visualization technology by major players in the embedded device market in Japan.”  For further details on the collaboration and technical details as first announced in Japan by Nissin on March 29, 2013, see: http://www.cogentdatahub.com/News/cogentnews.html.

Skkynet Cloud Systems, Inc., through its wholly owned subsidiary Cogent Real-Time Systems Inc., is a leading developer of software and related systems and facilities to collect, process and distribute real-time information over networks. This capability allows clients to both locally and remotely manage, supervise and control industrial processes, financial information systems, and embedded devices.  Through their web-based assets, Skkynet also provides clients and their customers the necessary ability and tools to observe and interact with these processes and services in real time, empowering them to fully control their systems and analyze their data.

Nissin Systems Co., Ltd. (http://www.co-nss.co.jp/english.html), a subsidiary of Nissin Electric Co., Ltd. of the Sumitomo Group, provides system integration for embedded devices development. The company specializes in innovative services for real time control technology in the embedded world and real-time networking, offering software development for custom boards and porting for operating systems, device drivers, and other applications for embedded systems.

Freescale Semiconductor, Inc. (http://www.freescale.com)

Ubiquitous Computing Technology Corporation (http://ts.uctec.com/uctec/index-e.php)

Ubiquitous Computing Technology Corporation (http://ts.uctec.com/uctec/index-e.php)

IAR Systems Group AB (http://www.iar.com/jp/)

DataHub® and WebView™ are either registered trademarks or trademarks used under license by Cogent Real-Time Systems Inc.  Cortex® is a registered trademark of ARM Limited.  Other products and company names mentioned herein may be trademarks and/or service marks of their respective owners.

Safe Harbor:  This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Skkynet Cloud Systems, Inc.
Paul E. Thomas, President
Office: (888) 628-2028
Fax: (888) 705-5366
Email: info@skkynet.com